Exhibit 23

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-61782 of Mountain Bank Holding Company on Form S-8 of our report, dated January 15, 2004, appearing in this Annual Report on Form 10-K of Mountain Bank Holding Company for the year ended December 31, 2004.

/s/ McGladrey & Pullen, LLP

Tacoma, Washington
March 15, 2005